Exhibit 99.1

Conatus Pharmaceuticals

SPECIAL MEETING OF STOCKHOLDERS OF CONATUS PHARMACEUTICALS INC.

Date: Thursday, May 7, 2020
Time: 9:00 A.M. Pacific time
Place: www.proxydocs.com/CNAT

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3, 4 and 5.

Proposal	For	Against	Abstain
1: Approval of the Merger Agreement and thereby approve the transactions contemplated thereby, including the merger, the issuance of Conatus Pharmaceuticals Inc. ("Conatus") common stock to Histogen Inc.'s stockholders and the change of control resulting from the merger.	☐	☐	☐
2: Approval of a series of alternative amendments to the Conatus amended and restated certificate of incorporation to effect a reverse stock split of Conatus' common stock, within a range, as determined by Conatus' board of directors, of one new share for every 10 to 50 (or any number in between) shares outstanding.	☐	☐	☐
3: Approval of the Conatus 2020 Incentive Award Plan.	☐	☐	☐
4: Approval, on a nonbinding, advisory basis, of the compensation that will be paid or may become payable to the Conatus named executive officers in connection with the merger.	☐	☐	☐
5: To consider and vote upon an adjournment of the Conatus special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 or 3.	☐	☐	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

____________________ Please Sign Here   ________________ Please Date Above

____________________ Please Sign Here   ________________ Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Conatus Pharmaceuticals

Special Meeting of Stockholders of Conatus Pharmaceuticals Inc. to be held on Thursday, May 7, 2020 for Holders as of March 13, 2020

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/CNAT
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
855-719-4513
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Steven J. Mento, Ph.D. and Michael M. Mueller, and each of them, as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Conatus Pharmaceuticals Inc. that the undersigned is entitled to vote at the Special meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the Special meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their best judgment on such other matters as may properly come before the annual meeting and revoking any proxy previously given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.

All votes must be received by 11:59 P.M., Eastern Time, on May 6, 2020.

PROXY TABULATOR FOR

CONATUS PHARMACEUTICALS INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Conatus Pharmaceuticals Inc. Proxy/Voting Instructions Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on May 7, 2020. The undersigned appoints Steven J. Mento, Ph.D. and Michael M. Mueller or either of them as proxies for the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Conatus Pharmaceuticals Inc. (the “Company”) that the undersigned is entitled to vote at said Special Meeting of Stockholders of the Company on Thursday, May 7, 2020 at 9:00 a.m ., Pacific time and any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CONFERS AUTHORITY TO AND WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided.